Exhibit 23.2


ACCOUNTANTS' CONSENT

The Board of Directors
McKenzie Bay International, Ltd.

We consent to the use of our audit report for the September 30, 2001 audited financial statements and our notice to readers for the unaudited December 31, 2001 first quarter financial statements included in the Form 10-SB Registration to the Securities and Exchange Commission.


                                                    /s/ Zaritsky Penny LLP
London, Ontario, Canada                             ----------------------
April 24, 2002                                      Chartered Accountants